UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2007

Juniper Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-19170	11-2866771
(Commission File Number)	(IRS Employer Identification Number)

20283 State Road 7, Suite 400, Boca Raton, Florida 33498
(Address of Principal Executive Offices)

(561) 483-9327
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company filed a Certificate of Designation of Series D Preferred Stock on February 5, 2007 and a Certificate of Change of Number of Authorized Shares and Par Value of Series D Preferred Stock on March 26, 2007, pursuant to which Certificates the Company authorized for issuance 6,500,000 shares of Series D Preferred Stock, par value $0.001 per share. The holders of the Series D Preferred Stock shall have the right to vote together with the holders of the Company’s Common Stock, on a 60-votes-per-share basis (and not as a separate class), on all matters presented to the holders of the Common Stock. The holders of the Series D Preferred Stock shall have no right to convert their shares into Common Stock of the Company.On May 17, 2007, the 6,500,000 shares of the Series D Preferred Stock were issued to the Company's President and CEO.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
4.01	Certificate of Designation of Series D Preferred Stock
4.02	Certificate of Change of Number of Authorized Shares and Par Value of Series D Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER GROUP, INC.
Dated: May 17, 2007	By: /s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic President and CEO